Subsidiaries of the Company


                                           Percentage          Jurisdiction of
Subsidiaries                               Owned               Incorporation
------------                               -----               -------------

Synergy Bank                               100%                United States

Synergy Financial Services, Inc.           100%                New Jersey

Synergy Capital Investments, Inc.(1)       100%                New Jersey


(1)  Wholly-owned subsidiary of Synergy Bank.